Exhibit 99.1

Keyuan Petrochemicals Inc. Hires KPMG as New Auditor

NINGBO, China, January 18, 2011 /PRNewswire-Asia-FirstCall/ -- Keyuan Petrochemicals, Inc. (Nasdaq:KEYP - News) ("Keyuan or the "Company"), a leading merchant manufacturer of various petrochemical products in China, announced it has engaged KPMG as its new auditor. KPMG will commence its services for Keyuan starting with the financial statements for the Company’s fiscal year ended December 31, 2010.

"We appreciate the services provided by Patrizio & Zhao," stated Chungfeng Tao, Chairman and Chief Executive Officer of Keyuan. "Given the growth in our business, our listing to the NASDAQ Global Market, and the expansion of our shareholder base, we look forward to leveraging KPMG’s extensive experience with China-based, U.S.-listed companies and accounting and auditing expertise to help us become an even stronger company."

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd., is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan's operations include an annual petrochemical manufacturing design capacity of 550,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. In order to meet increasing market demand, Keyuan plans to expand its manufacturing capacity to include a SBS production facility, additional storage capacity, a raw material pre-treatment facility, and an asphalt production facility.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. Keyuan Petrochemicals, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

Investor Relations:
HC International, Inc.
Ted Haberfield     Executive VP
Tel:           +1-760-755-2716
Email: thaberfield@hcinternational.net

Mr. Andrew Haag, Managing Partner, USA
Hampton Growth, LLC
Tel:           +1-877-368-3566
Email:   andrew@hamptongrowth.com
Website: http://www.hamptongrowth.com